                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                           NATIONAL RECORD MART, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                 AUGUST 20, 1999

Dear Stockholder:

                  You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of National Record Mart, Inc. (the "Company").

                           Place:     James H. Reed Building
                                      435 Sixth Avenue, Ninth Floor
                                      Pittsburgh, Pennsylvania 15219

                           Date:      Thursday, September 23, 1999

                           Time:      9:30 a.m. local time

                  The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be (i) election of four directors, (ii) ratification of the grant of stock options to William A. Teitelbaum in June 1996 and July 1997, (iii) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 25, 2000 and (iv) such other business as may properly come before the Annual Meeting and any adjournments thereof. The board of directors of the Company (the "Board of Directors") recommends that stockholders vote for (i) the election of the nominated directors, (ii) ratification of the grant of stock options to William A. Teitelbaum in June 1996 and July 1997 and (iii) the ratification of the appointment of Ernst & Young LLP.

                 We know many of our stockholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                                      Sincerely,


                                      /s/ WILLIAM A. TEITELBAUM

                                      William A. Teitelbaum
                                      President, Chief Executive Officer and
                                      Chairman of the Board

-------------------------------------------------------------------------------
                                    IMPORTANT

A PROXY CARD IS ENCLOSED HEREWITH. ALL STOCKHOLDERS ARE URGED TO COMPLETE AND MAIL THE PROXY CARD PROMPTLY. THE ENCLOSED ENVELOPE FOR RETURN OF THE PROXY CARD REQUIRES NO POSTAGE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY PERSONALLY VOTE ON ALL MATTERS THAT ARE CONSIDERED IN WHICH EVENT THE SIGNED PROXY WILL BE REVOKED.

                    IT IS IMPORTANT THAT YOUR STOCK BE VOTED
-------------------------------------------------------------------------------

                                     [LOGO]

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 23, 1999

                  Notice is hereby given of the Annual Meeting of Stockholders of National Record Mart, Inc. (the "Company"), which will be held at the James
H. Reed Building, 435 Sixth Avenue, 9th Floor, Pittsburgh, Pennsylvania, at 9:30 a.m. (local time) on Thursday, September 23, 1999, for the following purposes:

         (1) To elect four directors of the Company to serve until the next annual meeting and until their successors are elected and qualified;

         (2) To ratify the grant of stock options to William A. Teitelbaum in June 1996 and July 1997;

         (3) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 25, 2000; and

         (4) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

                  Only stockholders of record at the close of business on August 2, 1999 are entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available during the period ten (10) days prior to the date of the Annual Meeting for examination by any stockholder, for any purpose appropriate to the Annual Meeting, during ordinary business hours at 507 Forest Avenue, Carnegie, Pennsylvania.

                  Your vote is important. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                          By Order of the Board of Directors,


                                                   /s/ JAMES HARDT

                                                     JAMES HARDT
Pittsburgh, PA                                        Secretary
August 20, 1999


IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

August 20, 1999

                           NATIONAL RECORD MART, INC.
                                507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 23, 1999

                               GENERAL INFORMATION

                  This Proxy Statement is furnished to the stockholders of National Record Mart, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 23, 1999 at the James H. Reed Building, 435 Sixth Avenue, Pittsburgh, Pennsylvania.

                  A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. The 1999 Annual Report to the Stockholders (which does not form a part of the proxy solicitation materials), including the financial statements of the Company for the fiscal year ended March 27, 1999 ("Fiscal Year 1999"), is enclosed herewith. It is anticipated that the mailing of this Proxy Statement and the form of proxy will commence on August 20, 1999.

                       RECORD DATE AND OUTSTANDING SHARES

                  The Company has only one class of voting securities, its common stock, par value $.01 per share (the "Common Stock"). On the record date, August 2, 1999, 5,048,167 shares of Common Stock were outstanding. Each stockholder of record at the close of business on August 2, 1999 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the meeting. Stockholders are not entitled to cumulative voting rights in the election of directors.

                                QUORUM AND VOTING

                  The Bylaws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum at the Annual Meeting. Votes at the Annual Meeting will be tabulated by the Secretary of the Company. Shares of the Common Stock represented by a properly signed and returned proxy will be considered as present at the Annual Meeting for purposes of determining a quorum.

                  The shares represented by any proxy given pursuant to this solicitation will be voted at the Annual Meeting and, if a choice is specified on the proxy, will be voted in accordance with such specification. In the event no choice is specified on the proxy, the shares represented by such proxy will be voted FOR (i) election of the nominees for directors set forth herein, (ii) ratification of the grant of stock options to William A. Teitelbaum in June 1996 and July 1997 and (iii) ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 25, 2000. A nominee for election to the Board of Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the outstanding Common Stock. The grant of stock options to William A. Teitelbaum in June 1996 and July 1997 and the appointment of Ernst & Young LLP each will be ratified if the proposal receives the affirmative vote of the majority of the outstanding shares, present in person or by proxy, at the meeting. Proxies will be received and tabulated by Chase Mellon Shareholder Services, the Company's transfer agent.

                  So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and described herein and it is not anticipated that other matters will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors or as auditor should decline or be unable to serve, the persons named in the proxy will vote on the same in accordance with their discretion. Shares which are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes"). However, abstentions and broker non-votes have no effect on the determination of whether a plurality exists with respect to a given nominee for director. Abstentions and broker non-votes have the effect of voting against any other proposal.

                             REVOCABILITY OF PROXIES

                  A proxy may be revoked by the person giving it before it is voted by (i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation which must be signed in exactly the same manner as the proxy, (ii) filing with the Secretary of the Company a duly executed proxy which bears a later date or (iii) delivering a signed, written revocation to the Inspector of Elections at the Annual Meeting. Revocations and subsequent proxies will be honored only if received at the Company's offices on or before September 16, 1999 or delivered to the Inspector of Elections at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the proxy.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                  The following table sets forth certain information as to the beneficial ownership of the Common Stock by (i) each current director or nominee for director, (ii) each executive officer listed in the Summary Compensation Table, (iii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iv) all directors, nominees for directors and executive officers of the Company as a group. The information in the table and the related footnotes pertaining to directors and executive officers is based upon data furnished to the Company by or on behalf of such persons. The address for each of the directors of the Company is c/o National Record Mart, Inc., 507 Forest Avenue, Carnegie, PA 15106. Unless otherwise indicated, each of the following stockholders has sole voting and sole investment power with respect to the shares beneficially owned by such stockholder.

                            Shares Beneficially Owned



            NAME AND ADDRESS                         NUMBER           PERCENT
            ----------------                         ------           -------
William A. Teitelbaum                            1,296,998(1)           25.7%

Theresa Carlise                                     17,043(2)             *

Irwin B. Goldstein                                  14,900(3)             *

Samuel S. Zacharias                                 98,690(4)            2.0%

Michele A. Teitelbaum                              309,800(5)            6.1%
16 Carlisle Drive
Old Brookville, NY  11545

All executive officers and directors as          1,441,631(6)           28.6%
a group (8 persons)

*Less than 1%


     (1) Includes 170,000 shares subject to options exercisable within 60 days of July 1, 1999 and 129,950 shares held by the National Record Mart, Inc. Profit Sharing Plan and Trust of which Mr. Teitelbaum is trustee and as to which shares Mr. Teitelbaum has voting and investment power. Also includes 31,500 shares held by Remsen Funding Corp., an affiliate of Mr. Teitelbaum and 12,300 shares held by Mr. Teitelbaum's children as to which shares Mr. Teitelbaum disclaims beneficial ownership. Excludes 309,800 shares owned by Mr. Teitelbaum's wife as to which shares Mr. Teitelbaum disclaims beneficial ownership.

     (2) Includes 9,600 shares subject to options exercisable within 60 days of July 1, 1999.

     (3) Includes 10,000 shares subject to options exercisable within 60 days of July 1, 1999.

     (4) Includes 10,000 shares subject to options exercisable within 60 days of July 1, 1999 and 61,690 shares held by REALSEARCH AG and 26,000 shares held by Three Rivers Energy Corporation, both affiliates of Mr. Zacharias.

     (5) Excludes 1,296,998 shares held by Mrs. Teitelbaum's husband, William A. Teitelbaum, as to which shares Mrs. Teitelbaum disclaims beneficial ownership.

     (6) Includes 206,100 shares subject to options exercisable within 60 days of July 1, 1999.

                              PROXY PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                  At the Annual Meeting, four directors will be elected, each to hold office (subject to the Company's Bylaws) until the next Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality of the votes cast at the Annual Meeting.

                  If any nominee listed below should become unavailable as a candidate for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting or, if no substitute is selected by the Board of Directors, for a motion to reduce the number of directors to the number of nominees available. The information concerning the nominees has been furnished by them to the Company. Each nominee has consented to being named a nominee for director and has agreed to serve if elected.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOUR PERSONS NOMINATED TO THE BOARD OF DIRECTORS.

INFORMATION ABOUT DIRECTOR NOMINEES

                  The following table sets forth certain information concerning the nominees, all of whom are presently directors of the Company.

                                       Director
        Name                Age          Since                   Position
        ----                ---        --------                  --------
William A. Teitelbaum        49          1986          Chairman, Chief Executive Officer, President
                                                         and Director
Theresa Carlise              40          1993          Senior Vice President, Chief
                                                         Financial Officer, Assistant Secretary and Director
Samuel S. Zacharias          56          1993          Director
Irwin B. Goldstein           70          1993          Director

MR. TEITELBAUM has served as Chairman of the Company since 1986 and has served as President and Chief Executive Officer since 1991. In January 1997 Mr. Teitelbaum resigned as President, but retained his position as Chairman and Chief Executive Officer. In January 1998, Mr. Teitelbaum resumed the position of President. He also served as Vice President and Treasurer from 1986 to 1991. From 1980 to 1985, he was a partner of Bear Stearns & Co. Since 1985 Mr. Teitelbaum has been the sole shareholder and Chairman of Remsen Funding Corp., a New York investment firm. In addition, since 1991, Mr. Teitelbaum has served as a Director of Alarmax Distributors.

MS. CARLISE joined the Company in July 1986 as a financial systems consultant in connection with the establishment of an automated accounting system and subsequently became Controller of the Company in 1987. Ms. Carlise has served as Treasurer of the Company since 1991. She served as Vice President of Finance of the Company from April 1990 to April 1993, when she became Senior Vice President, Chief Financial Officer and a Director. From February 1998 to June 1999 Ms. Carlise served as Secretary of the Company. In June 1999 she was elected Assistant Secretary.

MR. ZACHARIAS has been President, Senior Partner and a Director of Gateway Financial Group, Inc., an insurance consulting and merchant banking firm, since 1983. Mr. Zacharias also has served as President and a Director of Realsearch International, Ltd., an investment banking firm, since 1979. He has served as a Director of Three Rivers Energy Resources, Inc. since June 1976. Mr. Zacharias has served as a Director of the Company since January 1993.

MR. GOLDSTEIN was Senior Vice President--Credit for Warner Elektra Atlantic Corp. from 1985 until his retirement in 1992. From 1977 to 1985, Mr. Goldstein served in various positions at Warner Elektra Atlantic Corp., including Vice President and director of credit. Mr. Goldstein has served as a Director of the Company since September 1993.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

                  In Fiscal Year 1999, the Board of Directors met three times and also acted on five occasions by unanimous written consent. In Fiscal Year 1999, none of the directors attended fewer than 75% of aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board upon which such director served.

                  The Board of Directors of the Company has established an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, comprised of Messrs. Goldstein and Zacharias, oversees actions taken by the Company's independent auditors and reviews the Company's internal controls. The Audit Committee met twice in Fiscal Year 1999. The Compensation and Stock Option Committee, comprised of Mr. Zacharias, reviews the compensation of the Company's officers and administers the Company's 1993 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan and 1997 Non-Employee Directors Stock Option Plan. The Compensation Committee did not meet but acted on one occasion by unanimous written consent in Fiscal Year 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  As stated above, the Compensation and Stock Option Committee consists of Mr. Zacharias. During Fiscal Year 1999, no executive officer served on a compensation committee (or other board committee performing equivalent functions) or board of directors of an entity related to any member of the Board of Directors.

CASH COMPENSATION

                  Directors who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Directors or meetings of committees of the Board. Non-employee directors of the Company receive as compensation for their services to the Company, in addition to reimbursement for out-of-pocket expenses in connection with attending Board meetings, an annual fee of $5,000, payable in quarterly installments and a meeting fee of $1,000 for regularly scheduled meeting days and $500 for any committee meeting attended.

DIRECTOR STOCK OPTION PLAN

                  In May 1993, the Board of Directors adopted the National Record Mart, Inc. 1993 Non-Employee Director Stock Option Plan (the "Directors Plan"), which was approved by the stockholders of the Company on June 3, 1993. The Directors Plan provides for the grant of options to purchase Common Stock to those directors who are not employees of the Company.

                  Options to purchase up to 15,000 shares of Common Stock may be granted under the Directors Plan. Shares issued upon exercise of options granted under the Directors Plan may be authorized but unissued shares, shares repurchased and held in treasury by the Company or a combination thereof. Each option vests over a five-year period with one-fifth of the option shares vesting on each of the first through fifth anniversaries of the date of the grant. The exercise price of options granted under the Directors Plan is the fair market value (as determined pursuant to the Directors Plan) of the Common Stock on the date of grant of the option (except that, in the case of the initial grant of options in fiscal 1994, the exercise price is $7.50 per share). Options granted under the Directors Plan may be exercised by a participant by giving written notice to the Company and by paying the exercise price in cash or by surrendering other shares of Common Stock with a market value equal to the exercise price.

                  The Directors Plan will terminate on the tenth anniversary of its effective date, subject to earlier termination by the Board of Directors. The Board of Directors has the authority to amend or terminate the Directors Plan at any time without approval, except for certain amendments, which require stockholder approval. Amendments requiring stockholder approval include amendments which would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the Directors Plan or materially modify the requirements as to eligibility for participation in the Directors Plan. In addition, no action by the Board of Directors or the stockholders with respect to the Directors Plan may alter or impair any option previously granted without the participant's consent.

                  Vested options granted under the Directors Plan must be exercised within ten years from the date of grant. In the event of a participant's termination of membership on the Board of Directors, the participant will have three months to exercise any vested options then outstanding. In the case of termination of membership on the Board of Directors for disability or death of the participant, the participant or his or her estate or beneficiary (as applicable) will have twelve months to exercise any vested options. In the event of a "change in control" (as defined in the Directors
Plan) involving the Company, all options then outstanding, including options which have not yet vested, will be deemed to vest immediately upon occurrence of the event constituting the change in control.

                  On June 30, 1997, the Company's Board of Directors approved the 1997 Non-Employee Directors Stock Option Plan (the "1997 Directors Plan"). The 1997 Directors Plan provides for the grant of a maximum of 25,000 shares in the aggregate to all independent members of the board who are not employees. The options are vested as of the grant date and are exercisable over a ten year period from the date of grant at an exercise price of not less than the fair market value of the Common Stock on the date of grant.

                  As of March 27, 1999, each of the two non-employee directors of the Company have received options to purchase 5,000 shares of Common Stock at an exercise price of $7.50 under the Directors Plan and 5,000 shares of Common Stock at an exercise price of $2.50 under the 1997 Directors Plan. Options at the exercise price at $7.50 had no aggregate value as measured by the difference between the closing price of the Common Stock on the NASDAQ National Market System as of March 27, 1999 ($4.313 per share) and the exercise price of the options ($7.50 per share). With respect to options granted at the exercise price of $2.50, the potential realizable value of such unexercised options for each of the non-employee directors was $9,065. Executive officers, directors who are employed by the Company and other employees of the Company are not eligible to receive any grant of options under the Directors Plan or 1997 Directors Plan.

                       EXECUTIVE OFFICERS AND COMPENSATION

                  The Company's executive officers, other than Mr. Teitelbaum and Ms. Carlise, are identified below.


SCOTT BARGERSTOCK, age 49, is Vice President of Business Development and has served the Company since 1970 in various positions including Store Manager, District Manager and Regional Manager. Mr. Bargerstock was promoted in February 1998 to his current position.

JAMES BENEDETTI, age 36, is Vice President of Information Systems and has been with the Company for eleven years as Manager and Director of Information Systems. In February 1998, Mr. Benedetti was promoted to his current position.

JOHN GRANDONI, age 49, is Vice President of Purchasing and has twenty-eight years of specialty music retail experience in various positions. Prior to joining the Company in 1996, Mr. Grandoni was Vice President of Purchasing and Advertising for Cavages, a music specialty retailer based in Buffalo, New York. In February 1998, Mr. Grandoni was promoted to his current position.

CHARLES MICHAEL STEPHENSON, age 44, had a retail music background of twenty years with Camelot Music in Canton, Ohio prior to joining NRM in April of 1996 as Director of Marketing. In February 1998, Mr. Stephenson became Vice President of Marketing for the Company.

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth information regarding the annual and long-term compensation paid by the Company during Fiscal Years 1999, 1998 and 1997 to the Chief Executive Officer and any other corporate officer who received in excess of $100,000 in compensation in Fiscal Year 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION         ALL OTHER
                                                        ANNUAL COMPENSATION       AWARDS          COMPENSATION
                                                        -------------------       ------          ------------
                                                                                NUMBER OF
                                                                                SECURITIES
                                            FISCAL                              UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR            SALARY              OPTIONS
---------------------------                  ----            ------              -------
William A. Teitelbaum                        1999           $225,000                -               $3,616(1)
Chairman, CEO, President                     1998           $225,000             200,000            $9,148(1)
and Director                                 1997           $225,000             200,000            $7,919(1)

Theresa Carlise                              1999           $110,000                 500            $1,122(2)
Senior Vice President,                       1998           $100,962               3,000            $1,101(2)
Chief Financial Officer                      1997           $100,000               5,000            $1,072(2)
and Director

(1) Amounts represent the Company's contributions to its 401(k) retirement savings plan on behalf of Mr. Teitelbaum and premiums paid for by the Company for life insurance, some of which were made pursuant to the terms of Mr. Teitelbaum's employment agreement, discussed below in "Certain Relationships and Related Transactions." Except as otherwise noted, no other compensation was paid during Fiscal Year 1999 (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation).

(2) Amounts represent the Company's contributions to its 401(k) retirement savings plan on behalf of Ms. Carlise and premiums paid for by the Company for life insurance. Except as otherwise noted, no other compensation was paid during Fiscal Year 1999 (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation).

OPTION GRANTS IN FISCAL YEAR 1999

                  The following table sets forth certain information regarding options granted to the Named Executive Officers during Fiscal 1999.

                          OPTION GRANTS IN FISCAL 1999




                                                                                                      POTENTIAL REALIZABLE VALUE AT
                 NUMBER OF        PERCENT OF                                                          ASSUMED ANNUAL RATES OF STOCK
                  SHARES        TOTAL OPTIONS                      MARKET PRICE                           PRICE APPRECIATION FOR
                UNDERLYING       GRANTED TO                         ON DATE OF                                 OPTION TERM
              OPTION GRANTS       EMPLOYEES      EXERCISE PRICE        GRANT          EXPIRATION        -------------------------
  NAME             (#)         IN FISCAL YEAR      ($/SHARE)         ($/SHARE)           DATE              5%               10%
  ----            -----        --------------    -------------       ---------         --------            --               ---
Theresa Carlise    500              1.5%             $5.90             $5.90          11/16/08          $1,855             $4,702




OPTION EXERCISES IN FISCAL YEAR 1999 AND 1999 FISCAL YEAR-END VALUES

                  The following table sets forth certain information regarding options of the Named Executive Officers outstanding at the end of Fiscal Year 1999.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                            AND FY-END OPTION VALUES

                                                                 NUMBER OF SECURITIES
                                  SHARES                        UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                ACQUIRED ON    REALIZED            OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS AT
      NAME                       EXERCISE       VALUE                  YEAR-END                       FISCAL YEAR-END (5)
      ----                       --------       -----         -----------------------------      ----------------------------
                                                              EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                                                              -----------     -------------      -----------    -------------
William A. Teitelbaum (1)(2)(3)     0            0          110,000(4)       290,000(4)        $223,430        $981,770

Theresa Carlise(6)                  0            0            8,600            9,900            $15,592         $17,949


(1) On June 15, 1996, the Company's Board of Directors approved the issuance to Mr. Teitelbaum of options to purchase 200,000 shares of the Company's Common Stock at an option exercise price of $2.50 per share. These options vest pro rata over 4 years, with an expiration date of June 15, 2007.

(2) On December 18, 1996, Mr. Teitelbaum canceled his option, granted in 1993, to purchase a total of 200,000 shares of the Company's Common Stock exercisable at a price of $.10 per share.

(3) On July 1, 1997, the Company's Board of Directors approved the issuance to Mr. Teitelbaum of options to purchase 200,000 shares of the Company's Common Stock. The options vest pro rata over twenty years and are exercisable at $0.10, with an expiration date of July 1, 2024. The options vest automatically in full upon the termination or death of Mr. Teitelbaum or the merger, acquisition or liquidation of the Company.

(4) Of the 110,000 exercisable options, 100,000 were exercisable at an exercise price of $2.50 per share and 10,000 were exercisable at an exercise price of $.10 per share and of the 290,000 unexercisable options, 100,000 will be exercisable at an exercise price of $2.50 per share and 190,000 will be exercisable at an exercise price of $.10 per share.

(5) The per share fair market value for the Company's Common Stock was $4.313 per share at March 27, 1999.

(6) On November 3, 1995, June 10, 1996, August 1, 1997 and November 17, 1998 the Company's Board of Directors approved the issuance to Ms. Carlise of options to purchase a total of 18,000 shares at an exercise price of $2.50 and 500 shares at an exercise price of $5.90. These options vest over a period of five years from date of grant with an expiration date of 10 years from date of grant.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Common Stock and other equity securities on Form 4. Officers, directors and greater than 10 percent stockholders of the Company are required by the SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on reviews of such reports furnished to the Company and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during Fiscal Year 1999.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

                  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 14 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

To: The Board of Directors

                  The Compensation Committee of the Board of Directors of National Record Mart, Inc. (the "Company") is responsible for establishing the policies and programs which determine the compensation of the Company's Chief Executive Officer and other executive officers. The Committee reviews with the Board, in detail, all aspects of compensation for such officers. The Committee is also responsible for administering and granting stock options pursuant to the Company's 1993 Stock Option Plan. No member of the Committee is a former or current officer or employee of the Company.

                  Base Salaries and Bonuses. Except as provided below, the base salaries and bonuses of the executive officers for each fiscal year are established by the Board of Directors upon recommendation of the Committee. Base salary is determined at the beginning of each fiscal year and bonuses, if any, are awarded after the financial results for the fiscal year have become available.

                  Base salary depends primarily on the office and responsibilities of the executive officer and is reviewed annually. Increases are normally affected by the Company's financial performance. Two executive officers, William A. Teitelbaum and Theresa Carlise, have employment agreements with the Company. Mr. Teitelbaum's base salary for the 1999 fiscal year was specified under his employment agreement with the Company, dated April 1, 1993, described in the Company's proxy statement. Mr. Teitelbaum's employment agreement establishes his base salary at $225,000 per year. Ms. Carlise's employment agreement, dated as of January 1, 1996, which is also described in the Company's proxy statement, establishes her base salary at $100,000 per year with such increases as the Chief Executive Officer deems appropriate.

                  As to bonuses, it is a basic philosophy of the Committee that executive officers should have a meaningful portion of their total compensation tied to the profitability of the Company. Accordingly, financial results for the fiscal year in question are the primary consideration in determining the bonuses of executive officers, but other factors have significance as well, including the individual performance of each officer. Under the terms of his employment agreement, Mr. Teitelbaum is entitled to bonus compensation in an amount equal to 4% of the increase (if any) in the Company's "pre-tax operating income" over the prior year. No such bonus was paid in Fiscal Years 1999, 1998 or 1997. Pursuant to her agreement, Ms. Carlise is entitled to such bonus compensation, as the Committee deems appropriate. No such bonus was paid in Fiscal Years 1999, 1998 and 1997

                  Stock Options. Stock options are the principal form of long-term compensation presently received by the Company's executive officers. The Committee views stock options as particularly beneficial long-term incentives because such options aid in tying the interests of the executives with those of the stockholders. The decisions of the Committee with respect to stock options are based upon each individual's job level and performance. A total of 5,500 stock options were granted to executive officers in Fiscal Year 1999.

                                                       Compensation Committee
                                                       Samuel S. Zacharias
                                                       June 20, 1999

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Teitelbaum Loans. Mr. Teitelbaum, Chairman, Chief Executive Officer and President of the Company, has incurred indebtedness to the Company in a variety of transactions since 1993. The transactions represented cash advances, expense payments and a tax withholding payment. A portion of the indebtedness is evidenced by a note agreement in favor of the Company providing for interest at prime plus 1-1/2%. The largest amount of indebtedness outstanding during fiscal year 1999 was approximately $458,591. As of March 27, 1999, the amount of the indebtedness (as subsequently adjusted to correct erroneous account entries) was $450,993. Subsequent to March 27, 1999, Mr. Teitelbaum repaid $48,260.23 of such indebtedness. The indebtedness is secured by a pledge of options granted to Mr. Teitelbaum in June 1996 to purchase 200,000 shares of common stock of the Company at $2.50 per share. See "Proxy Proposal No. 2, Ratification of Stock Option Grants to William A. Teitelbaum in June 1996 and July 1997."

                  Employment Agreements. William A. Teitelbaum has an employment agreement with the Company for an initial term of five years commencing on April 1, 1993. Such term was automatically renewed on April 1, 1996 for an additional year and is automatically renewed on each anniversary of such date unless either party elects to terminate such automatic renewal. The agreement provides for an annual base salary of $225,000 commencing on June 27, 1993, with annual cost of living increases or other merit increases approved by the Board of Directors, plus a bonus equal to four percent of the increase in the Company's pre-tax operating income from the prior fiscal year, subject to a maximum bonus equal to his base salary. Pursuant to the agreement, the Company has purchased $5.0 million of life insurance for which Mr. Teitelbaum may designate the beneficiary. The agreement prohibits Mr. Teitelbaum from competing with the Company during his employment and for a period equal to the greater of (i) two years after his termination for proper cause or (ii) the period of time during which he is receiving payments from the Company pursuant to the agreement. The agreement requires the Company to pay Mr. Teitelbaum an amount equal to 2.99 times his "base amount" (as defined by the Internal Revenue Code) if, following a change in control of the Company, the agreement is terminated by the Company or, if the Company achieves certain minimum shareholder investment returns. Under his employment agreement, Mr. Teitelbaum is entitled to fringe benefits including vacation and health insurance pursuant to the compensation policies and practices of the Company, as well as an automobile and reimbursement for expenses reasonably incurred by Mr. Teitelbaum in connection with the performance of his services to the Company. Mr. Teitelbaum is also entitled to such supplementary retirement benefits, if any, as may be provided by any plan or plans hereafter established by the Company. The agreement provides that Mr. Teitelbaum will devote a substantial majority of his working time as a full-time officer of the Company, although it permits him to engage in non-competitive business activities.

                  In addition, Theresa Carlise has an employment agreement with the Company for an initial term of three years commencing on January 1, 1996. Such term was automatically renewed on December 31, 1997 for three additional years. The agreement provides for an annual base salary of $100,000, with annual cost of living increases and such merit increases, as the Chief Executive Officer may deem appropriate. Pursuant to the agreement, Ms. Carlise is also eligible for such bonus compensation as the Board of Directors of the Company determines to be appropriate and is entitled to vacation, retirement benefits and other fringe benefits. The agreement prohibits Ms. Carlise from competing with the Company during her employment and for a one-year period following termination of her employment, unless she is terminated without proper cause or because of disability.

                  The Company believes that each of the transactions and agreements above contains terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms' length basis.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the quarterly percentage change in cumulative total stockholder return on the Company's common stock during the period from August 5, 1993 (the date on which the Company's stock first traded on the NASDAQ National Market System) to March 27, 1999 with the quarterly cumulative total stockholder return during such period on stocks included in (a) the NASDAQ Composite Index and (b) an index of peer issuers in the Company's industry (the "Peer Group Index") made up of the Company, Trans World Entertainment Corp., and Musicland Stores Corp., weighted for market capitalization as of the beginning of the period presented. The information presented in the graph assumes that $100 was invested on August 5, 1993 in the Company's stock, the NASDAQ Composite Index and the Peer Group Index and that all dividends were reinvested.

                           QUARTERLY CUMULATIVE RETURN

                  NATIONAL RECORD MART PROXY INVESTMENT TABLE

                                                                                            WEIGHTED
                    NASDAQ          NRM            NRM         TRANSWORLD     MUSICLAND     INDUSTRY
QTR. ENDED           VALUE         VALUE          VALUE          VALUE          VALUE         VALUE
----------           ------        -----          -----        ----------     ---------     --------
Shs. O/S                                        4,993,816     9,731,208     34,246,856       48,971,880
Weight %                                            10.20%        19.87%         69.93%          100.00%

Aug. 5, 1999        $100.00         $100.00       $100.00        $100.00        $100.00         $100.00

Sept. 1993          $106.61          $76.67        $76.67        $100.00        $133.64         $121.15
Dec. 1993           $108.57          $96.67        $96.67        $103.64        $155.14         $138.94
Mar. 1994           $103.91          $73.33        $73.33         $96.36        $145.79         $128.58
Jun. 1994            $98.67          $53.33        $53.33         $81.82        $119.63         $105.35
Sept. 1994          $106.82          $66.67        $66.67         $80.00        $109.35          $99.16
Dec. 1994           $105.10          $46.67        $46.67         $56.36         $67.29          $63.01
Mar. 1995           $114.22          $35.00        $35.00         $36.36         $70.09          $59.81
Jun. 1995           $130.46          $31.67        $31.67         $25.45         $76.64          $61.88
Sept. 1995          $145.85          $36.67        $36.67         $29.09         $63.55          $53.96
Dec. 1995           $147.05          $12.71        $12.71         $14.55         $31.78          $26.41
Mar. 1996           $153.93          $15.00        $15.00         $23.64         $28.97          $26.49
Jun. 1996           $165.62          $31.67        $31.67         $49.55         $25.23          $30.72
Sept. 1996          $171.48          $20.00        $20.00         $44.55         $11.21          $18.73
Dec. 1996           $180.44          $16.67        $16.67         $51.93         $11.21          $19.86
Mar. 1997           $170.75          $23.33        $23.33         $81.82          $9.35          $25.17
Jun. 1997           $201.55          $17.50        $17.50        $125.45         $20.09          $40.76
Sept. 1997          $235.60          $60.00        $60.00        $198.18         $60.28          $87.65
Dec. 1997           $219.48          $48.33        $48.33        $281.82         $54.67          $99.16
Mar. 1998           $256.56          $78.33        $78.33        $403.64         $84.58         $147.34
Jun. 1998           $264.81         $130.83       $130.83        $627.27        $107.48         $213.14
Sept. 1998          $236.74          $85.00        $85.00        $398.18         $92.52         $152.49
Dec. 1998           $306.46         $121.67       $121.67        $415.91        $114.95         $175.43
Mar. 1999           $344.01          $59.17        $59.17        $240.00         $67.29         $100.78

                              PROXY PROPOSAL NO. 2
          RATIFICATION OF STOCK OPTION GRANTS TO WILLIAM A. TEITELBAUM
                           IN JUNE 1996 AND JULY 1997


                  On May 10, 1993, prior to the Company's initial public offering of its Common Stock, the Company granted to William A. Teitelbaum, Chairman, President and Chief Executive Officer of the Company, an option to purchase 200,000 shares of Common Stock at a price of $.10 per share. At the time of the grant the Common Stock was not traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ); accordingly, NASDAQ rules which require stockholder approval of option grants in certain circumstances for companies whose shares are traded on NASDAQ were not applicable. Effective December 18, 1996, Mr. Teitelbaum agreed to the cancellation of this option. On July 1, 1997, the Company granted to Mr. Teitelbaum an option to purchase 200,000 shares of Common Stock at a price of $.10 per share. The Board of Directors authorized this grant in order to compensate Mr. Teitelbaum for the cancellation of the earlier option, and to continue to incentivize his performance on behalf of the Company and to align his financial interests with stockholders generally. Due to differences in the market price for the Common Stock at the date of option grant, the annual expense to the Company associated with the 1997 option was less than that associated with the 1993 option. Under NASDAQ rules, stockholder approval may have been required for this grant, but was inadvertently not solicited, although, as noted below, this grant was disclosed in the Company's Form 10-K's and other documents.

                  On June 10, 1996, the Company's Board of Directors approved the grant to Mr. Teitelbaum of options to purchase 200,000 shares of Common Stock at a price of $2.50 per share. The closing sale price of the Common Stock on NASDAQ on the date of grant was $1.75 per share. The Board of Directors authorized this grant in order to continue to incentivize Mr. Teitelbaum's performance by further linking his financial interests to the price of the Common Stock. At August 2, 1999, the closing price of the Common Stock on NASDAQ was $4.313. Under NASDAQ rules, stockholder approval was required for this grant, but was inadvertently not solicited, although, as noted below, this grant was disclosed in the Company's Form 10-K's and other documents.

                  The June 1996 option grant was disclosed in the Company's Annual Reports on Form 10-K for Fiscal Years 1999, 1998 and 1997 and in the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders. The July 1997 option grant was disclosed in the Company's Annual Reports on Form 10-K for Fiscal Years 1999 and 1998 and in the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders. Information concerning such options is set forth above under "Aggregated Option Exercises in Fiscal Year 1999 and FY-End Option Values."

                  The Company has recently been advised as to the application of NASDAQ rules requiring stockholder approval of certain grants of options to officers with particular reference to the circumstances described above. As a result, the Company seeks stockholder ratification of such grants at this time. The Company believes that stockholder ratification of the prior option grants is desirable from the Company's standpoint in that ratification would not require any cash outlay by the Company. If the grants are not ratified by stockholders, to the extent that cancellation of the options is required by NASDAQ, the Company intends to endeavor to negotiate with William A. Teitelbaum a settlement in which Mr. Teitelbaum would be compensated for the cancellation of the options.

Terms of Option Granted in June 1996

                  On June 15, 1996, Mr. Teitelbaum was granted an option to purchase 200,000 shares of Common Stock at $2.50 per share. The option vests at the rate of 50,000 shares per year, over four years. At August 2, 1999 a total of 150,000 shares were vested. The options will expire on June 15, 2007.

                  In the event the optionee's employment is terminated for "proper cause" as such term is defined in the optionee's employment agreement with the Company, or in the event the optionee resigns from employment with the Company prior to June 15, 2001, all unvested option shares will terminate automatically, and all vested option shares may be exercised by the optionee for five years after such termination of employment.

                  All unvested options will vest and become immediately exercisable and remain exercisable for a period of seven years in the event of certain changes in control of the Company, or in the event of the optionee's death or termination of his employment by the Company for any reason other than "proper cause."

                  The number of shares covered by the option and the option price per share will be adjusted for any change in the number of outstanding shares of Common Stock resulting from the payment of a stock dividend, and in certain other circumstances.

                  As of August 2, 1999, the fair market value of the shares subject to the option was $862,600.

Terms of Option Granted in July 1997

                  On July 1, 1997, Mr. Teitelbaum was granted an option to purchase 200,000 shares of Common Stock at a price of $.10 per share. The option vests at the rate of 10,000 shares per year, over twenty years. At August 2, 1999 a total of 20,000 shares were vested. The options will expire on July 1, 2017.

                  In the event the optionee's employment is terminated for "proper cause" as such term is defined in the optionee's employment agreement with the Company, or in the event the optionee resigns from employment with the Company prior to July 1, 2017, all unvested option shares will terminate automatically, and all vested option shares may be exercised by the optionee for five years after such termination of employment.

                  All unvested options will vest and become immediately exercisable and remain exercisable for a period of seven years in the event of certain changes in control of the Company, or in the event of the optionee's death or termination of his employment by the Company for any reason other than "proper cause."

                  The number of shares covered by the option and the option price per share will be adjusted for any change in the number of outstanding shares of Common Stock resulting from the payment of a stock dividend, and in certain other circumstances.

                  As of August 2, 1999, the fair market value of the shares subject to this option was $862,600

Tax Consequences

                  The optionee did not recognize any taxable income for Federal income tax purposes upon receipt of the options. The grant of the options had no tax effect upon the Company. Upon exercise of the option, the amount by which the fair market value of the shares received exceeds the option price will be treated and taxed as compensation received by the optionee in the year of the exercise. The Company will be entitled to a compensation deduction equal to the amount treated as compensation to the optionee. Upon sale of the shares received upon exercise of the option, the difference between the amount realized on the sale and the optionee's basis in the shares (the option exercise price plus the amount treated as compensation upon exercise) will be taxed as a capital gain or loss, which will be long-term or short-term depending on whether the shares were held for more than one year after exercise.

                  The acceleration of the right to exercise the options or the exercise of the options after certain change of control events may result in the difference between the value of the stock at the time of exercise and the option exercise price being treated as "parachute payments" for Federal income tax purposes. This would result in a 20% excise tax to the employee and the loss of a compensation deduction which would otherwise be allowable to the Company.

                  There is a limitation in the Federal tax law which prohibits the Company from deducting compensation paid to the optionee that is in excess of $1 million for any tax year. This limitation may apply to amounts treated as compensation with respect to the options.


                  THE BOARD OF DIRECTORS BELIEVES THAT THE OPTIONS GRANTED TO WILLIAM A. TEITELBAUM IN JUNE 1996 AND JULY 1997 HAVE BEEN AND CAN CONTINUE TO BE A COST-EFFECTIVE MEANS TO INCENTIVIZE PERFORMANCE IN LINE WITH THE INTERESTS OF STOCKHOLDERS GENERALLY. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE OPTION GRANTS TO WILLIAM A. TEITELBAUM IN JUNE 1996 AND JULY 1997.


                              PROXY PROPOSAL NO. 3
                       APPOINTMENT OF INDEPENDENT AUDITORS

                  The Board of Directors will request that stockholders ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the year ending March 25, 2000. The firm of Ernst & Young LLP has served as the Company's public accountants since 1991. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

EXPENSES OF SOLICITATION

                  The costs of this solicitation have been, or will be borne, by the Company. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith. The Company may retain the services of a professional proxy solicitation firm and, if so, will pay such firm's customary fees and expenses.


ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 27, 1999. REQUESTS SHOULD BE DIRECTED TO JAMES HARDT, 507 FOREST AVENUE, CARNEGIE, PENNSYLVANIA 15106. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE.


DISCRETIONARY VOTING

        The Board of Directors does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgement on such matters.


STOCKHOLDER PROPOSALS FOR 2000

                  A proposal submitted by a stockholder for the regular annual meeting of stockholders to be held in 2000 must be received by the Secretary, National Record Mart, Inc., 507 Forest Avenue, Carnegie, Pennsylvania 15106 on or prior to April 22, 2000 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting. In connection with the 2000 Annual Meeting of Stockholders, if the Company does not receive notice of a matter of proposal to be considered (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement of the Company) on or before July 6, 2000 then the persons appointed by the Board of Directors to act as the proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at such annual meeting, if such matter or proposal is raised at such annual meeting.

                                   By Order of the Board of Directors,

                                              James Hardt
                                               Secretary

NATIONAL RECORD MART, INC.
507 Forest Avenue
Carnegie, Pennsylvania  15106

June 15, 1996

Mr. William A. Teitelbaum
16 Carlisle Drive
Old Brookville, New York  11545

                  Re:  Stock Option Agreement

Dear Mr. Teitelbaum:

                  1.       Option Grant.

                  I am pleased to advise you that in recognition of your services to National Record Mart, Inc. (the "Company") and as an incentive for you to continue to provide such services, as of the date hereof, the Company hereby grants to you an option to purchase up to 200,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at an option exercise price of $2.50 per share (the "Option").

                  2.       Vesting Schedule.

                  The option expires at 5:00 p.m., Eastern Time, on June 15, 2007 (the "Expiration Date"). The Option shall not be exercisable other than in accordance with the following vesting schedule: 50,000 Shares shall vest on June 15, 1997, thereafter, 50,000 Shares of Common Stock shall vest on June 15 of each of the next succeeding three (3) years, until June 15, 2000, except as otherwise provided herein.

                  All Shares shall automatically vest in the event of a "Vesting Event" (as hereinafter defined) and, upon the occurrence of such event, the Option shall be immediately exercisable for a period of seven (7) years thereafter. For the purposes of this Agreement, a "Vesting Event" shall mean:

                  (a) The acquisition, in one or more transactions, by any individual, entity or group, of beneficial ownership of a number of shares of Common Stock (or other voting securities of the Company) in excess of fifty percent (50%) of the total outstanding shares of Common Stock (or other voting securities); or

                  (b) Approval by the shareholders of the Company of a reorganization, merger or consolidation unless all of the individuals or entities who were the respective beneficial owners of outstanding Common Stock immediately prior to such transaction own directly or indirectly more than fifty percent (50%) of the outstanding Common Stock (or voting securities) following such transaction; or

                  (c) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all the assets of the Company; or

                  (d) Termination of your employment with the Company for any reason other than "proper cause" (as such term is defined in that certain Employment Agreement by and between you and the Company dated as of the 1st day of April, 1993 (the "Employment Agreement"); or

                  (e) Your death.

                  3.       Termination of Option.

                  If your employment with the Company is terminated for proper cause, or if you elect to resign from the Company at any time prior to June 15, 2001, then (a) the Option shall terminate automatically on such date of termination as to all unvested Shares and (b) the Option as to all vested

Shares may be exercised by you (or your personal representative should you die thereafter, as the case may be) at any time within five years after such termination, at the end of which period the Option shall automatically terminate. Notwithstanding the foregoing, the Option may not be exercised beyond the Expiration Date.

                  4.       Restrictions on Alienation.

                  (a) Except as specifically provided below, the Option may not be assigned or transferred, and the Option shall be exercisable during your lifetime only by you. More particularly, but without limiting the generality of the foregoing, the Option shall not be subject to anticipation, alienation, sale, gift, assignment, or lien of any kind, either voluntary or involuntary, whether arising at law or equity other than by testamentary gift, subject to the limits on exercise of the Option by your personal representative. Any attempted anticipation, alienation, sale, gift, assignment, pledge, hypothecation, encumbrance, charge, garnishment or other disposing of the Option and any levy or any attachment or similar process upon the Option will be null and void and without effect, and the Company may, in its discretion upon the happening of any such event, terminate the Option immediately.

                  (b) The provisions of subsection (a) above shall not apply to the transfer or retransfer of any Option right by you in any manner including inter vivos gift or at death, and with or without consideration, to any spouse, parent, child, grandchild or lineal descendent of such holder, provided all such transferees shall take such Option rights subject to all the restrictions, terms and conditions of this Agreement and shall execute and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring any right to the Option.

                  (c) Each certificate representing Shares issued pursuant to the Option may have noted thereon the following legend:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law (the "Acts") and may not be transferred by the holder except (a) pursuant to a Registration Statement effective under the Acts, or (b) pursuant to an exemption from the registration requirements of the Acts and the delivery of a legal option satisfactory to counsel for National Record Mart, Inc. that such registration is not required."

                  5.       Adjustment of Common Stock.

                  The number of Shares (vested and unvested) which shall at any time be and remain subject to purchase pursuant to exercise of the Option, shall be adjusted in the following events:

                           (a) Dividends. In the event that a dividend shall be
declared upon the Common Stock of the Company payable in shares of said stock, the number of Shares covered by the Option shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

                           (b) Reorganizations, Consolidation, Mergers. In the
event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the Shares covered by the Option, the number and kind of shares of stock or other securities which would have been substituted therefor if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

                           (c) Other Changes. In the event there shall be any
change, other than specified above or below in this Agreement, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of Shares covered by the Option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Agreement.

                  The adjustment of the Common Stock to which this Section 5 applies shall be in the same manner, number and amount as all outstanding Common Stock is adjusted, as determined by the Board.

                  6.       Other Option Terms.

                  Except as specifically set forth herein, on or before the Expiration Date, the Option for vested shares may be exercised in whole or in part at any time and from time to time. The Option may be exercised by delivery of written notice to the Company setting forth the election to exercise and the number of shares to be purchased. The notice must be dated and signed by the person(s) exercising the Option and must be accompanied by such documents as the Company may reasonably request as specified below. If the Option is exercised by someone other than yourself, the notice must be accompanied by proof, satisfactory to the Company, of the right of such person(s) to exercise the Option.

                  The option price upon exercise of all or part of the Option must be paid in full in United States dollars in cash (by check, bank draft or money order).

                  The date of exercise of the Option is the date on which the notice of exercise, proof of right to exercise (if required) and payment in full for the Shares to be purchased are received by the Company at its office located at 507 Forest Avenue, Carnegie, Pennsylvania 15106, to the attention of the Company's Corporate Secretary. As of the date of exercise, you will be considered by the Company for all purposes to be the owner of the Shares purchased, subject to the terms set forth in this Agreement.

                  7.       Securities Law Matters.

                  Neither this Agreement, nor the Shares issuable on exercise of the Option have been registered under the Securities Act of 1933 or any other securities laws (the "Acts"). Therefore, in order, among other things, to ensure compliance with the Acts, notwithstanding anything else in this Agreement to the contrary, you agree, by accepting this Agreement, as follows: this Agreement and the Shares which may be issued upon the exercise of the Option, may not be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement or post-effective amendment thereto for such Option, or Shares, respectively, under the Acts; or (ii) the availability of an exemption from the registration requirements of the Acts and, at the reasonable request of the Company, an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Acts.

                  The Company is under no obligation to register the Common Stock which may be issued or delivered upon the exercise of the Option under the 1933 Act, to register such Common Stock or take any other action under any state or foreign securities law in connection with the offer or sale of such Common Stock or to prepare any disclosure document for distribution to you under the 1933 Act or any state or foreign securities law in connection with such offer or sale.

                  Prior to the issuance or delivery of any Shares pursuant to the exercise of the Option in whole or in part, you will be required to represent and warrant (i) that the Shares to be acquired upon exercise of the Option are being acquired for investment for your own account and not with a view to the resale or other distribution thereof and (ii) that you will not sell or otherwise transfer any such Shares unless the Shares are registered under the 1933 Act or an exemption from registration is available. The certificate of certificates representing the Shares to be issued or delivered upon exercise of the Option may bear a legend to this effect and other legends required by applicable securities laws, and appropriate stop-transfer instructions may be issued by the Company to such stock transfer agent with respect to such Common Stock.

                  8.       Miscellaneous.

                  When accepted by you, this Agreement shall constitute an agreement which shall be binding upon the successors and assigns of the Company and upon your heirs, legal representatives, successors and assigns. Except as otherwise specifically set forth above, neither this Agreement, the Option, nor any Shares acquired by you pursuant to the Option, nor any Shares acquired by you pursuant to the Option may be assigned, transferred, pledged, hypothecated or similarly disposed of except as provided herein.

                  The Company covenants that, so long as the Option is exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of the Option.

                  This Agreement does not confer upon you any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

                  The exercise of the Option when the fair market value of the Common Stock exceeds the option exercise price will cause you to recognize taxable income equal to such excess. You hereby authorize the Company to withhold from your salary or any other payment due to you, upon exercise of all or any portion of the Option, the amount of any taxes required by law to be withheld with respect to the exercise of the Option or any portion thereof, as determined by the Company in its reasonable discretion. Such amount may be withheld at any time after exercise of the Option or portion thereof, in a lump sum or installments, in the Company's reasonable discretion.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If you wish to accept this Agreement, please sign, date and return one copy to the Secretary of National Record Mart, Inc., 507 Forest Avenue, Carnegie, Pennsylvania 15106.

                                               Very truly yours,

                                               NATIONAL RECORD MART, INC.



                                               By  /s/ Theresa Carlise
                                                 ----------------------------

Receipt Acknowledged and
Option Accepted:


  /s/ William A. Teitelbaum
------------------------------
      William A. Teitelbaum

DATE:    June 15, 1996
     -------------------------

                           NATIONAL RECORD MART, INC.
                                507 Forest Avenue
                          Carnegie, Pennsylvania 15106

                                                                  July 1, 1997

Mr. William A. Teitelbaum
16 Carlisle Drive
Old Brookville, New York  11545

                  Re:  Stock Option Agreement

Dear Mr. Teitelbaum:

1.       Option Grant.

                  I am pleased to advise you that in recognition of your services to National Record Mart, Inc. (the "Company") and as an incentive for you to continue to provide such services, as of the date hereof, the Company hereby grants to you an option to purchase up to 200,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at an option exercise price of $.10 per Share (the "Option").

2.       Vesting Schedule.

                  The Option expires at 5:00 p.m., Eastern Time, on July 1, 2024 (the "Expiration Date"). The Option shall not be exercisable other than in accordance with the following vesting schedule: 10,000 Shares shall vest on July 1, 1998, thereafter, 10,000 Shares shall vest on July 1 of each of the next succeeding nineteen (19) years, until July 1, 2017, except as otherwise provided herein.

                  All Shares shall automatically vest in the event of a "Vesting Event" (as hereinafter defined) and, upon the occurrence of such event, the Option shall be immediately exercisable by you or (in the event of your death) your personal representative for a period of seven (7) years thereafter. For the purposes of this Agreement, a "Vesting Event" shall mean:

                  (a) The acquisition, in one or more transactions, by any individual, entity or group, of beneficial ownership of a number of shares of Common Stock (or other voting securities of the Company) in excess of fifty percent (50%) of the total outstanding shares of Common Stock (or other voting securities); or

                  (b) Approval by the shareholders of the Company of a reorganization, merger or consolidation unless all of the individuals or entities who were the respective beneficial owners of outstanding Common Stock immediately prior to such transaction own directly or indirectly more than fifty percent (50%) of the outstanding Common Stock (or voting securities) following such transaction; or

                  (c) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all the assets of the Company; or

                  (d) Termination of your employment with the Company for any reason other than "proper cause" (as such term is defined in that certain Employment Agreement by and between you and the Company dated as of the 1st day of April, 1993 (the "Employment Agreement"); or

                  (e) Your death while employed by the Company.

3.       Termination of Option.

                  If your employment with the Company is terminated for proper cause, or if you elect to resign from the Company at any time prior to July 1, 2017, then (a) the Option shall terminate automatically on such date of termination as to all unvested Shares and (b) the Option as to all vested

Shares may be exercised by you (or your personal representative in the event of your subsequent death) at any time within five years after such termination, at the end of which period the Option shall automatically terminate.
Notwithstanding the foregoing, the Option may not be exercised beyond the Expiration Date.

4.       Restrictions on Alienation.

                  (a) Except as specifically provided below, the Option may not be assigned or transferred, and the Option shall be exercisable during your lifetime only by you. More particularly, but without limiting the generality of the foregoing, the Option shall not be subject to anticipation, alienation, sale, gift, assignment, pledge, hypothecation, encumbrance, charge, garnishment, execution, attachment, or lien of any kind, either voluntary or involuntary, whether arising at law or equity, other than by testamentary gift, subject to the limits on exercise of the Option by your personal representative. Any attempted anticipation, alienation, sale, gift, assignment, pledge, hypothecation, encumbrance, charge, garnishment or other disposition of the Option and any levy or any attachment or similar process upon the Option will be null and void and without effect, and the Company may, in its discretion upon the happening of any such event, terminate the Option immediately.

                  (b) The provisions of subsection (a) above shall not apply to the transfer or retransfer of any Option right by you in any manner including inter vivos gift or at death, and with or without consideration, to any spouse, parent, child, grandchild or lineal descendent, provided all such transferees shall take such Option rights subject to all the restrictions, terms and conditions of this Agreement and shall execute and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring any right to the Option in the Company. In addition, you may transfer Option rights to not more than 20,000 shares in the aggregate to any one or more individuals, partnerships, corporations or other entities, provided all such transferees shall take such Option rights subject to all the restrictions, terms and conditions of this Agreement and shall execute and deliver to the Secretary of the Company a written statement confirming the same prior to acquiring any right to the Option in the Company.

5.       Adjustment of Common Stock.

                  The number of Shares (vested and unvested) which shall at any time be and remain subject to purchase pursuant to exercise of the Option, shall be adjusted in the following events:

                  (a) Dividends. In the event that a dividend shall be declared upon the Common Stock of the Company payable in shares of said stock, the number of Shares covered by the Option shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

                  (b) Reorganizations, Consolidation, Mergers. In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the Shares covered by the Option, the number and kind of shares of stock or other securities which would have been substituted therefor if such Shares had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

                  (c) Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change equitably requires an adjustment in the number or kind of Shares covered by the Option, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Agreement.

6.       Other Option Terms.

                  Except as specifically set forth herein, on or before the Expiration Date, the Option for Vested Shares may be exercised in whole or in part at any time and from time to time. The Option may be exercised by delivery of written notice to the Company setting forth the election to exercise and the number of Shares to be purchased. The notice must be dated and signed by the person(s) exercising the Option and must be accompanied by such documents as the Company may reasonably request as specified below. If the Option is exercised by someone other than yourself, the notice must be accompanied by proof, satisfactory to the Company, of the right of such person(s) to exercise the Option.

                  The option price upon exercise of all or part of the Option must be paid in full in United States Dollars in cash (by check, bank draft or money order).

                  The date of exercise of the Option is the date on which the notice of exercise, proof of right to exercise (if required) and payment in full for the Shares to be purchased are received by the Company at its office located at 507 Forest Avenue, Carnegie, Pennsylvania 15106, to the attention of the Company's Corporate Secretary. As of the date of exercise, you will be considered by the Company for all purposes to be the owner of the Shares purchased, subject to the terms set forth in this Agreement.

7.       Securities Law Matters.

                  The Shares which may be issued upon the exercise of the Option may not be sold, transferred, pledged or hypothecated in the absence of (i) an effective registration statement or post-effective amendment thereto for such Option, or Shares, respectively, under the Securities Act of 1933 (the "Act"); or (ii) the availability of an exemption from the registration requirements of the Act.

                  The Company is under no obligation to register the Common Stock which may be issued or delivered upon the exercise of the Option under the Act, to register such Common Stock or take any other action under any state or foreign securities law in connection with the offer or sale of such Common Stock or to prepare any disclosure document for distribution to you under the Act or any state or foreign securities law in connection with such offer or sale.

                  Prior to the issuance or delivery of any Shares pursuant to the exercise of the Option in whole or in part, you will be required to represent and warrant that you will not sell or otherwise transfer any such Shares unless the Shares are registered under the Act or an exemption from registration is available. The certificate or certificates representing the Shares to be issued or delivered upon exercise of the Option shall bear any legends required by applicable securities laws, and appropriate stop-transfer instructions may be issued by the Company to its stock transfer agent with respect to such Common Stock.

8.       Miscellaneous.

                  When accepted by you, this Agreement shall constitute an agreement which shall be binding upon the successors and assigns of the Company and upon your heirs, legal representatives, successors and assigns. Except as otherwise specifically set forth above, neither this Agreement, the Option, nor any Shares acquired by you pursuant to the Option may be assigned, transferred, pledged, hypothecated or similarly disposed of except as provided herein.

                  The Company covenants that, so long as the Option is exercisable, it will reserve from its authorized and unused Common Stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of the Option.

                  This Agreement does not confer upon you any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

                  The exercise of the Option when the fair market value of the Common Stock exceeds the option exercise price will cause you to recognize taxable income equal to such excess. You hereby authorize the Company to withhold from your salary or any other payment due to you, upon exercise of all or any portion of the Option, the amount of any taxes required by law to be withheld with respect to the exercise of the Option or any portion thereof, as determined by the Company in its reasonable discretion. such amount may be withheld at any time after exercise of the Option or portion thereof, in a lump sum or installments, in the Company's reasonable discretion.

                  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If you wish to accept this Agreement, please sign, date and return one copy to the Secretary of National Record Mart, Inc., 507 Forest Avenue, Carnegie, Pennsylvania 15106.

                                                Very truly yours,

                                                NATIONAL RECORD MART, INC.



                                                By  /s/ Theresa Carlise
                                                  --------------------------

Receipt Acknowledged and
Option Accepted:


   /s/ William A. Teitelbaum
--------------------------------
       William A. Teitelbaum

DATE:    July 1, 1997
     ---------------------------

                           NATIONAL RECORD MART, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT
  JAMES. H. REED BUILDING, 435 SIXTH AVENUE, NINTH FLOOR, PITTSBURGH, PA 15219
             THURSDAY, SEPTEMBER 23, 1999 - 9:30 A.M. (LOCAL TIME)
                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of NATIONAL RECORD MART, INC. (the "Company") does hereby appoint William A. Teitelbaum and Theresa Carlise, or either of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company to be held September 23, 1999 (the "Annual Meeting") and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set forth on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may come before the Annual Meeting.

The undersigned stockholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement both dated August 20, 1999, and of the Annual Report to Stockholders for 1999.

YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY ASSURED AT THE MEETING.

The shares represented by this Proxy will be voted as directed by the stockholder. If this proxy is executed but no direction is given, the shares will be voted "FOR" Items 1, 2, and 3.


                (Continued and to be signed on the reverse side)


                              FOLD AND DETACH HERE

                                                                                                                     Please mark
                                                                                                                   your votes as
                                                                                                                    indicated in
                                                                                                                    this example [X]

                                           FOR all      WITHHELD
                                           Nominees    AUTHORITY
                                         (except as   to Vote for
                                        shown below)  All Nominees                                           FOR   AGAINST   ABSTAIN

ITEM 1. - Election of the following                                   ITEM 2. - Ratification of the grant
          four directors:                                                       of stock options to William
          WILLIAM A. TEITELBAUM, THERESA                                        A. Teitelbaum in June 1996
          CARLISE, SAMUEL S. ZACHARIAS AND                                      and July 1997.
          IRWIN B. GOLDSTEIN.
                                                                                                             FOR   AGAINST   ABSTAIN
A vote FOR includes discretionary
authority to vote for a substituted                                   ITEM 3. - Ratification of the
nominee if any of the nominees                                                  appointment of Ernst & Young
listed becomes unable to serve or                                               as independent auditors of
for good cause will not serve.                                                  the Company for the fiscal
                                                                                year ending March 25, 2000.
INSTRUCTION: To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below:

____________________________________________________________________

                                                                                     Please date and sign exactly as your name
                                                                                     appears hereon and return in the enclosed
                                                                                     envelope. If acting as attorney, executor,
                                                                                     administrator, guardian or trustee, please so
                                                                                     indicate with your full title when signing. If
                                                                                     a corporation, please sign in full corporate
                                                                                     name by duly authorized officer. If shares are
                                                                                     held jointly, each stockholder named should
                                                                                     sign.



SIGNATURE(s) ____________________________________________________________________________________ DATE ____________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                        FOLD AND DETACH HERE